Exhibit C-471





              Amendment No. 1 to the Severance Protection Agreement
              -----------------------------------------------------
                          dated as of November 30, 1998
                          -----------------------------

     Reference is made to the severance protection agreement dated as of November 30, 1998 (the "Severance Agreement"), between GPU, Inc. (the "Corporation), GPU Service, Inc. (the "Company"), and Carole B. Snyder (the "Executive"). The Corporation, the Company and the Executive agree that the Severance Agreement shall be amended as set forth below; provided, however, that if the Agreement and Plan of Merger between the Corporation and FirstEnergy Corporation, approved by the Board of Directors of the Corporation on the date hereof and intended to be entered into thereafter, is terminated without the merger contemplated therein having been consummated, this Amendment shall be of no further force or effect. Except as specifically set forth below, the Severance Agreement remains unmodified and in full force and effect:

Modification to Section 2(b)(2)
         The parties hereto agree that Section 2(b)(2) is hereby replaced in its entirety with the following:

                  The Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, an amount of three (3) times the sum of (i) the Executive's Base Amount and (ii) the Executive's Bonus Amount.


                  IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 to the Severance Agreement as of August 8, 2000.

                                           GPU, INC.

                                           By:  ________________________________

                                           GPU SERVICE, INC.

                                           By:  ________________________________




                                           By:  ________________________________
ATTEST:                                              Carole B. Snyder

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Secretary